Exhibit 99.1

Veracyte Announces First Quarter 2026 Financial Results

Grew total revenue to $139.1 million and testing revenue to $135.1 million, representing increases of 21% and 26% year-over-year, respectively
Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 5, 2026 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the first quarter ended March 31, 2026.

“We had a strong start to the year, with Decipher and Afirma volume growth surpassing expectations and exceeding our profitability targets,” said Marc Stapley, Veracyte’s CEO. “Our growing clinical evidence continues to set us apart, and this quarter strengthened it even further. We believe we are approaching an inflection point with the upcoming launches of Prosigna LDT and TrueMRD, two of the most significant new products in our history, creating meaningful opportunities for market expansion in Breast, Bladder and other cancers, alongside continued growth in our Prostate and Thyroid businesses.”

Key Financial Highlights
For the three-month period ended March 31, 2026, as compared to the same period in 2025:
•Increased total revenue by 21% to $139.1 million and testing revenue by 26% to $135.1 million, driven by Decipher growth of 30% to $86.5 million and Afirma growth of 21% to $46.4 million.
•Increased total volume by 17% to 47,615 tests and testing volume by 19% to 45,248 tests, driven by Decipher growth of 24% to approximately 28,000 tests and Afirma growth of 12% to approximately 17,200 tests.
•Recorded GAAP net income of $28.7 million, or 20.6% of revenue, and delivered adjusted EBITDA of $42.8 million, or 30.8% of revenue.
•Generated $35.2 million of cash from operations to end the quarter with $439.1 million of cash, cash equivalents, and short-term investments as of March 31, 2026.
Key Business Highlights
•Advanced the evidence pipeline for Decipher with enrollment completed for GUIDANCE and G-MAJOR phase III trials.
•Announced data published in European Urology Oncology showing Decipher’s ability to stratify risk among patients undergoing active surveillance.
•Announced more than 15 studies featuring Decipher Prostate and Decipher Bladder will be presented at the AUA Annual Meeting next week, including the expanding impact of Decipher Prostate in studies using real-world data.
•Strengthened the leadership team with the appointments of Kevin Haas as Chief Development and Technology Officer and Tracy Ward as Chief Human Resources Officer.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

First Quarter 2026 Financial Results

Total revenue for the first quarter of 2026 was $139.1 million, an increase of 21% compared to $114.5 million reported in the first quarter of 2025. Testing revenue was $135.1 million, an increase of 26% compared to $107.3 million in the first quarter of 2025, driven by growth in our Decipher Prostate and Afirma tests. Product revenue was $3.7 million, an increase of 3% compared to $3.6 million in the first quarter of 2025. Biopharmaceutical and other revenue was $0.3 million, an expected decrease compared to $3.6 million in the first quarter of 2025 given the restructuring and liquidation proceedings of Veracyte SAS.

Total gross margin for the first quarter of 2026 was 73%, compared to 69% in the first quarter of 2025. Non-GAAP gross margin was 76%, compared to 72% in the first quarter of 2025.

Operating expenses were $78.5 million for the first quarter of 2026 compared to $76.6 million in the first quarter of 2025. Non-GAAP operating expenses grew 7% to $64.6 million compared to $60.5 million in the first quarter of 2025.

Net income for the first quarter of 2026 was $28.7 million, an improvement of 307% compared to the first quarter of 2025. Diluted net earnings per common share was $0.35, an improvement of $0.26 compared to the first quarter of 2025. Non-GAAP diluted net earnings per common share was $0.52, an increase of $0.21 compared to the first quarter of 2025. Net cash provided by operating activities in the first three months of 2026 was $35.2 million, an improvement of $29.9 million compared to the same period in 2025.

Adjusted EBITDA for the first quarter of 2026 was $42.8 million, an improvement of 73% compared to the first quarter of 2025, representing 30.8% of revenue compared to 21.6% of revenue in the same period in 2025.

2026 Financial Outlook

The company is raising 2026 total revenue guidance to $582 million to $592 million, or 13% to 14% growth, from prior guidance of $570 to $582 million, or 10% to 13% growth. The company is also raising testing revenue guidance to $570 million to $580 million, or 16% to 18% growth, excluding the contribution from new tests.

Additionally, the company is raising guidance for adjusted EBITDA margin to greater than 26%, from approximately 25% prior.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/293q6w6a. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering via the following link: https://register-conf.media-server.com/register/BIe7dfa54183624bef85d5dea0e7c81024.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our 2026 financial and operating results; and our intentions with respect to our tests and products, including upcoming product launches. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 26, 2026, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue (also referred to as adjusted EBITDA margin), non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Testing revenue	$135,091	$107,309
Product revenue	3,679	3,580
Biopharmaceutical and other revenue	301	3,584
Total revenue	139,071	114,473

Cost of revenue: (1)
Cost of testing revenue	33,306	28,260
Cost of product revenue	1,891	1,422
Cost of biopharmaceutical and other revenue	8	2,698
Intangible asset amortization - cost of revenue	2,707	2,585
Total cost of revenue	37,912	34,965
Gross profit	101,159	79,508
Operating expenses: (1)
Research and development	27,098	17,720
Selling and marketing	27,156	24,454
General and administrative	23,680	33,808
Intangible asset amortization - operating expenses	579	622
Total operating expenses	78,513	76,604
Income from operations	22,646	2,904
Other income, net	7,328	4,524
Income before income taxes	29,974	7,428
Income tax provision	1,267	381
Net income	$28,707	$7,047
Earnings per share:
Basic	$0.36	$0.09
Diluted	$0.35	$0.09
Shares used to compute earnings per common share:
Basic	79,536,601	78,028,254
Diluted	81,313,588	80,056,024

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$1,099	$520
Research and development	2,680	2,066
Selling and marketing	2,399	1,958
General and administrative	6,583	6,414
Total stock-based compensation expense	$12,761	$10,958

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$28,707	$7,047
Other comprehensive income (loss):
Change in currency translation adjustments	(9)	7,449
Net comprehensive income	$28,698	$14,496

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2026	2025
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$263,136	$362,578
Short-term investments	175,924	50,311
Accounts receivable	50,112	44,660
Supplies	21,416	20,546
Prepaid expenses and other current assets	11,587	10,281
Total current assets	522,175	488,376
Property, plant and equipment, net	22,652	22,192
Right-of-use assets, operating leases	35,865	36,599
Intangible assets, net	85,863	89,148
Goodwill	767,154	767,154
Restricted cash	1,657	1,648
Other assets	1,034	902
Total assets	$1,436,400	$1,406,019
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,908	$4,593
Accrued liabilities	43,129	48,801
Current portion of deferred revenue	749	1,160
Current portion of acquisition-related contingent consideration	982	1,332
Current portion of operating lease liabilities	4,347	4,051
Total current liabilities	56,115	59,937
Deferred tax liabilities	636	646
Acquisition-related contingent consideration, net of current portion	257	257
Operating lease liabilities, net of current portion	34,986	35,603
Total liabilities	91,994	96,443
Total stockholders’ equity	1,344,406	1,309,576
Total liabilities and stockholders’ equity	$1,436,400	$1,406,019

1. The condensed consolidated balance sheet at December 31, 2025 has been derived from the audited financial statements at that date included in the company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 26, 2026.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$28,707	$7,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,430	5,362
Loss on disposal of property, plant and equipment	366	—
Stock-based compensation	12,761	10,958
Deferred income taxes	(10)	15
Noncash lease expense	732	904
Revaluation of acquisition-related contingent consideration	(350)	(1,954)
Effect of foreign currency on operations	(80)	(1,585)
Amortization of discount on short-term investments	(614)	(882)
Changes in operating assets and liabilities:
Accounts receivable	(5,567)	(7,053)
Supplies	(870)	(2,298)
Prepaid expenses and other current assets	(1,306)	(2,928)
Other assets	(132)	122
Operating lease liabilities	(319)	(577)
Accounts payable	2,587	7,120
Accrued liabilities and deferred revenue	(6,120)	(8,889)
Net cash provided by operating activities	35,215	5,362
Investing activities
Purchase of short-term investments	(124,999)	(49,999)
Purchases of property, plant and equipment	(2,962)	(1,819)
Net cash used in investing activities	(127,961)	(51,818)
Financing activities
Payment of taxes on vested restricted stock units	(9,364)	(9,451)
Proceeds from the exercise of common stock options and employee stock purchases	2,735	2,967
Net cash used in financing activities	(6,629)	(6,484)
Decrease in cash, cash equivalents and restricted cash	(99,375)	(52,940)
Effect of foreign currency on cash, cash equivalents and restricted cash	(58)	74
Net decrease in cash, cash equivalents and restricted cash	(99,433)	(52,866)
Cash, cash equivalents and restricted cash at beginning of period	364,226	240,631
Cash, cash equivalents and restricted cash at end of period	$264,793	$187,765

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$263,136	$362,578
Restricted cash	1,657	1,648
Total cash, cash equivalents and restricted cash	$264,793	$364,226

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$33,306	$28,260
Stock-based compensation expense	(1,099)	(446)
Acquisition related expenses	—	—
Other adjustments (1)	(300)	—
Non-GAAP cost of testing revenue	$31,907	$27,814

GAAP cost of product revenue	1,891	1,422
Stock-based compensation expense	—	(1)
Acquisition related expenses	—	—
Other adjustments (1)	11	—
Non-GAAP cost of product revenue	$1,902	$1,421

GAAP cost of biopharmaceutical and other revenue	8	2,698
Stock-based compensation expense	—	(73)
Acquisition related expenses	—	—
Other adjustments (1)	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$8	$2,625

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$101,159	$79,508
GAAP Gross Margin	72.7%	69.5%
Amortization of intangible assets	2,707	2,585
Stock-based compensation expense	1,099	520
Acquisition related expenses	—	—
Other adjustments (1)	289	—
Non-GAAP Gross Profit	$105,254	$82,613
Non-GAAP Gross Margin	75.7%	72.2%

1.For the three months ended March 31, 2026, adjustments include the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.3 million), partially offset by expense related to the restructuring of Veracyte SAS.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$27,098	$17,720
Stock-based compensation expense	(2,680)	(2,066)
Acquisition related expenses (1)	—	—
Other adjustments (2)	(277)	—
Non-GAAP research and development	$24,141	$15,654

GAAP sales and marketing	$27,156	$24,454
Stock-based compensation expense	(2,399)	(1,958)
Acquisition related expenses (1)	—	—
Other adjustments (2)	(31)	—
Non-GAAP sales and marketing	$24,726	$22,496

GAAP general and administrative	$23,680	$33,808
Stock-based compensation expense	(6,583)	(6,414)
Acquisition related expenses (1)	367	(1,352)
Other adjustments (2)	(1,695)	(3,694)
Non-GAAP general and administrative	$15,769	$22,348

GAAP total operating expenses	$78,513	$76,604
Amortization of intangible assets	(579)	(622)
Stock-based compensation expense	(11,662)	(10,438)
Acquisition related expenses (1)	367	(1,352)
Other adjustments (2)	(2,003)	(3,694)
Non-GAAP total operating expenses	$64,636	$60,498

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended March 31, 2026, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString Technologies, Inc. ("NanoString") transaction ($0.4 million). For the three months ended March 31, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.3 million).
2.For the three months ended March 31, 2026, adjustments consist primarily of expenses related to the assessment of licensing and strategic investments ($1.7 million) and expenses related to legal proceedings ($0.6 million), partially offset by the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.3 million). For the three months ended March 31, 2025, adjustments primarily include expense related to Veracyte SAS investment review ($3.8 million), partially offset by adjustments related to restructuring costs ($0.1 million).

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$28,707	$7,047
GAAP Net Income (Loss) as a % of Revenue	20.6%	6.2%
Amortization of intangible assets	3,286	3,207
Depreciation expense	2,144	2,155
Stock-based compensation expense	12,761	10,958
Acquisition related expenses (1)	(367)	1,352
Other expense (income), net (2)	(3,478)	(2,976)
Other adjustments (3)	(1,520)	2,591
Income tax expense (benefit)	1,267	381
Adjusted EBITDA	$42,800	$24,715
Adjusted EBITDA as a % of Revenue	30.8%	21.6%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$28,707	$7,047
Amortization of intangible assets	3,286	3,207
Stock-based compensation expense	12,761	10,958
Acquisition related expenses (1)	(367)	1,352
Other adjustments (3)	(1,520)	2,591
Tax adjustments (4)	(753)	(679)
Non-GAAP Net Income	$42,114	$24,476

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.35	$0.09
Amortization of intangible assets	0.04	0.04
Stock-based compensation expense	0.16	0.14
Acquisition related expenses (1)	—	0.02
Other adjustments (3)	(0.02)	0.03
Tax adjustments (4)	(0.01)	(0.01)
Rounding and impact of dilutive shares	—	—
Diluted earnings per share, non-GAAP	$0.52	$0.31

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	81,313,588	80,056,024
Dilutive effect of equity awards (5)	—	—
Diluted, non-GAAP	81,313,588	80,056,024

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended March 31, 2026, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString transaction ($0.4 million). For the three months ended March 31, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.3 million).
2.Includes interest income and income related to research tax credits.
3.For the three months ended March 31, 2026, adjustments primarily include impacts from the restructuring and liquidation proceedings of Veracyte SAS ($4.2 million), partially offset by expenses related to the assessment of licensing and strategic investments ($1.7 million), other legal proceedings ($0.6 million) and losses related to asset disposition ($0.4 million). For the three months ended March 31, 2025, adjustments primarily include expense related to Veracyte SAS site investment review ($3.8 million), partially offset by adjustments related to restructuring costs ($0.1 million) and the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.1 million).
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Kelly Gura
investors@veracyte.com
619-393-1545

Media:
Molly Cornbleet
media@veracyte.com